Exhibit 3.2

THIRD AMENDED AND RESTATED BY-LAWS

OF

PROSPECT MEDICAL HOLDINGS, INC.

As effective on December 15, 2010

AMENDED AND RESTATED

BY-LAWS

OF

PROSPECT MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

PREAMBLE

These by-laws (the “By-Laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Prospect Medical Holdings, Inc., a Delaware corporation (the “Corporation”) then in effect (the “Certificate of Incorporation”).  In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

I.

OFFICES

The address of this Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

II.

STOCKHOLDERS

Section 2.1.            Time and Place of Meetings and Annual Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the board of directors of the Corporation (the “Board of Directors”).  In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.  An annual meeting of stockholders shall be held for the purpose of electing directors, and transacting such other business as may properly be brought before the meeting.  The date of the annual meeting shall be determined by the Board of Directors.

Section 2.2.            Time and Place of Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called either by the Board of Directors or at the request in writing of stockholders holding at least fifty percent (50%) of the common stock of the Corporation (the “Common

Stock”), issued and outstanding and entitled to vote generally in the election of directors pursuant to the Certificate of Incorporation.  Such request by stockholders shall state the purpose of the proposed meeting.

All special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.  In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.3.            Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.4.            Quorum.  The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law.  If a quorum is not present or represented, the chairman of the meeting or a majority of the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5.            Voting.  Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of the votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate of Incorporation, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6.            Informal Action by Stockholders.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were duly delivered to the Corporation.

Section 2.7.            List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principle place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 2.8.            Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

III.

DIRECTORS

Section 3.1.            General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2.            Number and Election of Directors.  The Board of Directors shall consist of at least one (1) and no more than fifteen (15) members.  Except as provided in Section 3.3 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any director may resign at any time upon notice to the Corporation.  Directors need not be stockholders.

Section 3.3.            Vacancies.  Except as provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 3.4.            Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5.            Regular Meetings.  The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders.  Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.6.            Notice of Meetings.  Notice of any regular or special meeting of directors shall be given to each director by the Secretary or by the directors calling the meeting.  The notices of all meetings shall state the place, date, hour and purpose(s) of the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic transmission or (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address, in each case at least two days in advance of a regular meeting and 24 hours in advance of a special meeting.

Section 3.7.            Special Meetings.  Special meetings of the Board of Directors may be called by any director or the President of the Corporation.

Section 3.8.            Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9.            Organization.  The Chairman of the Board, if elected, shall act as Chairman at all meetings of the Board of Directors.  If a Chairman of the Board is not elected or, if elected, is not present, the President, or if the President is not present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors.

Section 3.10.          Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.11.          Attendance by Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12.          Removal.  Except as otherwise provided in the Certificate of Incorporation, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.13.          Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

IV.

OFFICERS

Section 4.1.            Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Chairmen, one or more Senior or other Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 4.2.            Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.  Each successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 4.3.            Chairman of the Board.  The Chairman of the Board if any, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the Chairman of the Board of a business corporation or as may be prescribed by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws.

Section 4.4.            President.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.  If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 4.5.            Vice President.  At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President

Section 4.6.            Secretary.  The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.  The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President or Vice President certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

Section 4.7.            Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 4.8.            Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of

Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 4.9.            Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 4.10.          Other Officers.  The President or Board of Directors may appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate.  All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify.  All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Corporation except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.

Section 4.11.          Salaries.  The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.12.          Voting Securities Held by the Corporation.  Unless otherwise provided by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incidental to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors, may, by resolution, from time to time confer like powers upon any other person or persons.

V.

CERTIFICATES OF STOCK

Section 5.1.            Form.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares.  Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 5.2.            Transfer.  Except as otherwise established by rules or regulations adopted by the Board of Directors, and subject to any restriction on transfer noted conspicuously thereon, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books; provided, however, that (1) prior to any transfer, confirmation is obtained from Moody’s Investors Service that the ratings of securities issued by the Corporation will not be reduced or withdrawn as a result of such transfer, and (2) the stock of the Corporation shall not be transferable to any U.S. Person (as defined in Regulation S of the United States Securities Act of 1933, as amended).

Section 5.3.            Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.  The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

Section 5.4.            Record Date.  (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.4(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.5.            Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.  The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

VI.

INDEMNIFICATION

Section 6.1.            Third Party Actions.  The Corporation shall indemnify and hold harmless to the fullest extent authorized by the DGCL, as the same exists and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said DGCL permitted the Corporation to provide prior to such amendment) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation (collectively, “Agent”) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  Such indemnification right shall be a contract right between the Agent and the Corporation.

Section 6.2.            Action by or in the Right of the Corporation.  The Corporation shall indemnify and hold harmless to the fullest extent authorized by the DGCL, as the same exists and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment) any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent or serving at the request of the Corporation in the manner specified in Section 6.1 of this Article VI against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3.            Successful Defense; Service as a Witness.  To the extent that an Agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature), or in any investigation by the Corporation or the Board of Directors thereof or a committee thereof or by any securities exchange on which securities of the Corporation are or were quoted or listed, by reason of, or in connection with, such person’s services as a director or officer of the Corporation or as a director or officer of any affiliate or predecessor of the Corporation (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within thirty (30) days after the receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such costs and expenses.  The Corporation may indemnify any employee or agent of the Corporation to the same extent as, or to a lesser extent than, it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this Section 6.3 of this Article VI.

Section 6.4.            Determination of Conduct.  Any indemnification under Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this Article VI.  Such determination shall be made (1) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.  Notwithstanding the foregoing, an Agent shall be able to contest any determination that the director or officer has not met the applicable standard of conduct, set forth in Section 6.1 or 6.2 of this Article VI, by petitioning a court of appropriate jurisdiction.

Section 6.5.            Payment of Expenses in Advance.   Unless otherwise prohibited by applicable federal or state law or by the rules and regulations of any exchange upon which the Corporation’s securities are traded, expenses incurred in defending, settling a civil, criminal, administrative or investigative action, suit or proceeding by an individual who may be entitled to indemnification pursuant to Section 6.1 or 6.2 of this Article VI shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.6.            Indemnity Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subparagraphs of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 6.7.            Insurance Indemnification.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent or is or was serving at the request of the Corporation as an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 6.8.            Indemnification Contracts.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI, to the extent permitted by applicable law.

Section 6.9.            Indemnity Fund.  Upon resolution passed by the Board of Directors, the Board of Directors may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this Article VI and/or agreements which may be entered into between the Corporation and its directors and officers from time to time.

Section 6.10.          Indemnification of Other Parties.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.  The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the DGCL.  The Corporation shall indemnify an employee, trustee or other agent where required by law.

Section 6.11.          Accrual of Claims; Successors.  The indemnification provided or permitted under this Article VI shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article VI.  The right of any person who is or was a director or officer of the Corporation to indemnification and expense advances under this Article VI shall continue after such person shall have ceased to be a director or officer and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 6.12.          Effect of Amendment.  Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 6.13.          Settlement of Claims.  The Corporation shall not be liable to indemnify any director or officer under this Article VI: (i) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld or (ii) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.14.          Subrogation.  In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party who shall execute all papers required and shall do everything that may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.15.          No Duplication of Payments.  The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against a director or officer to the extent such director or officer has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 6.16.          The Corporation.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person which is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation in that capacity, shall stand in the same position under the provisions of this Article VI (including, without limitation, the provisions of Section 6.4 of this Agreement) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 6.17.          Employee Benefit Plans.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 6.18.          Savings Clause.  If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated by such court or by any other applicable law.

VII.

GENERAL PROVISIONS

Section 7.1.            Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.2.            Corporate Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3.            Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or, subject to applicable law, by telegram, telex, cable, facsimile or other electronic transmission.

Section 7.4.            Waiver of Notice.  Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing or by electronic transmission, signed or given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 7.5.            Resignations and Removals.  Any director or any officer, whenever elected or appointed, may resign at any time either in a writing served upon, or by an electronic transmission sent to, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said writing or transmission is received by the President or Secretary.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.  Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 7.6.            Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

VIII.

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors.  The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

IX.

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall control.